UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2011

Blue Calypso, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53981	20-08610073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Valwood Parkway, Suite 301 Carrollton, Texas	75006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 695-4776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                                        Changes in Registrant’s Certifying Accountant

Blue Calypso, Inc., a Nevada corporation (the “Company”), filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on September 8, 2011 to report, among other things, a change in the Company’s certifying accountant (the “Original Filing”). This Amendment No. 1 to Form 8-K (“Amendment”) supplements our Original Filing in order to clarify that the Company’s former registered public accounting firm, R. R. Hawkins and Associates International, PC (“R. R. Hawkins”), was dismissed by the Company’s board of directors on September 1, 2011.

A revised letter from R. R. Hawkins, dated September 22, 2011, is filed as Exhibit 16.1 hereto, noting that R. R. Hawkins is in agreement with the statements contained in Item 4.01 of the Original Filing as amended by this Amendment as they relate to R. R. Hawkins.

Except as described above, no other changes have been made to the Original Filing and this Amendment does not modify or update any other information in the Original Filing. Information not affected by the changes described above is unchanged and reflects the disclosures made at the time of the Original Filing. Accordingly, this Form 8-K/A should be read in conjunction with the Company’s filings made with the SEC subsequent to the date of the Original Filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description
16.1	Letter from R. R. Hawkins and Associates International, PC, dated September 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Dated: September 22, 2011	By:	/s/ Andrew Levi
		Name:	Andrew Levi
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from R. R. Hawkins and Associates International, PC, dated September 22, 2011